UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 12, 2023

ARES CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00663	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.001 par value	ARCC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

Public Offering

On January 12, 2023, Ares Capital Corporation (the “Company”) filed a preliminary prospectus supplement (the “Preliminary Prospectus Supplement”) with the Securities and Exchange Commission (the “SEC”) in connection with a proposed offering of shares of its common stock. The Preliminary Prospectus Supplement included a summary of certain preliminary estimates regarding the Company’s financial results for the quarter ended December 31, 2022 as well as certain other recent developments, which are set forth below. The preliminary estimated data and other information set forth below should not be considered a substitute for the financial information to be filed with the SEC in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 once it becomes available. These estimates are based on management's preliminary determination and have not been approved by our board of directors.

Preliminary Estimates of Results as of December 31, 2022

The Company estimates that basic and diluted GAAP earnings per share (“EPS”) will be in the range of $0.29 to $0.38 and $0.29 to $0.37, respectively, and Core EPS will be in the range of $0.61 to $0.63, in each case, for the three months ended December 31, 2022 and net asset value per share as of December 31, 2022 will be in the range of $18.35 to $18.43. These estimates are based on management’s preliminary determination and have not been approved by the Company’s board of directors.

Core EPS is a non-GAAP financial measure. Core EPS is the net increase (decrease) in stockholders’ equity resulting from operations less net realized and unrealized gains and losses, any capital gains incentive fees attributable to such net realized and unrealized gains and losses and any income taxes related to such net realized gains and losses, divided by the basic weighted average shares outstanding for the relevant period. Basic GAAP net income (loss) per share is the most directly comparable GAAP financial measure. The Company believes that Core EPS provides useful information to investors regarding financial performance because it is one method the Company uses to measure its financial condition and results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

A reconciliation of the Company’s estimated Core EPS to the Company’s estimated basic GAAP EPS, the most directly comparable GAAP financial measure, for the three months ended December 31, 2022 is provided below:

For the three months ended December 31, 2022
Range of estimated Core EPS	$0.61 - 0.63
Range of estimated net realized gains	0.05 - 0.05
Range of estimated net unrealized losses	(0.43) - (0.34)
Range of estimated capital gains incentive fees attributed to net realized and unrealized gains and losses	0.08 - 0.06
Range of estimated income tax expense related to net realized gains and losses	(0.02) - (0.02)
Range of estimated basic GAAP EPS(1)	$0.29 - 0.38

(1)	In the first quarter of 2022, the Company adopted Accounting Standards Update 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which requires the use of the if-converted method when calculating the dilutive impact of outstanding convertible notes on diluted earnings per share. As a result, the Company’s estimated diluted GAAP net income per share for the three months ended December 31, 2022 will be in the range of $0.29 to $0.37. The estimated weighted average shares outstanding for purpose of calculating the diluted GAAP net income per share for the three months ended December 31, 2022 was approximately 534 million, which includes an estimated 20 million shares related to the assumed conversion of outstanding convertible notes.

The estimates presented above are based on management’s preliminary determinations only and, consequently, the data set forth in the Company’s Annual Report for the year ended December 31, 2022 may differ from these estimates. For example, estimated net asset value per share is based on the value of the Company’s total assets, including the Company’s investments (substantially all of which are not publicly traded or whose market prices are not readily available, the fair value of which must be determined in good faith by the Company’s investment adviser, subject to the oversight of the Company’s board of directors). The fair value of such investments have not yet been determined by the Company’s investment adviser and the actual fair value of such investments, when determined by the Company’s investment adviser, may be different than the estimates reported herein. In addition, the information presented above does not include all of the information regarding the Company’s financial condition and results of operations as of and for the period ended December 31, 2022 that may be important to investors. As a result, investors are cautioned not to place undue reliance on the information presented above and should view this information in the context of the Company’s full fourth quarter results when such results are disclosed by the Company in its Annual Report for the year ended December 31, 2022. The information presented above is based on current management expectations that involve substantial risk and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information. The Company assumes no duty to update these preliminary estimates except as required by law.

The preliminary financial estimates provided herein have been prepared by, and are the responsibility of, management. Neither KPMG LLP, the Company’s independent registered accounting firm, nor any other independent accountants, have audited, reviewed, compiled, or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto.

Other Recent Developments

In November 2022, the Company completed a public equity offering pursuant to which the Company sold 9.2 million shares of common stock at a price of $18.87 per share to the participating underwriters, resulting in net proceeds to the Company of approximately $173.2 million, after giving effect to offering expenses.

From October 1, 2022 through December 29, 2022, the Company made new investment commitments of approximately $2.5 billion, including $283 million of new investment commitments to Ivy Hill Asset Management, L.P. (“IHAM”). Of the approximately $2.5 billion of new investment commitments, $2.2 billion were funded. Of these new commitments, 61% were in first lien senior secured loans, 14% were in second lien senior secured loans, 6% were in subordinated certificates of the SDLP, 3% were in senior subordinated loans, 2% were in preferred equity, 11% were for the Company’s investment in IHAM and 3% were in other equity. Of the approximately $2.5 billion of new investment commitments, 84% were floating rate, 6% were fixed rate, 4% were non-income producing, 1% were on non-accrual status and 5% was the Company’s equity investment in IHAM. The weighted average yield of debt and other income producing securities funded during the period at amortized cost was 11.2% and the weighted average yield on total investments funded during the period at amortized cost was 11.0%. The Company may seek to sell all or a portion of these new investment commitments, although there can be no assurance that the Company will be able to do so.

From October 1, 2022 through December 29, 2022, the Company exited approximately $2.3 billion of investment commitments, including $0.9 billion of loans sold to IHAM or certain vehicles managed by IHAM. Of the total investment commitments exited, 83% were first lien senior secured loans, 8% were second lien senior secured loans, 4% were preferred equity, 2% were the Company’s investment in IHAM and 3% were other equity. Of the approximately $2.3 billion of exited investment commitments, 91% were floating rate, 4% were fixed rate, 2% were non-income producing and 3% were on non-accrual status. The weighted average yield of debt and other income producing securities exited or repaid during the period at amortized cost was 10.0% and the weighted average yield on total investments exited or repaid during the period at amortized cost was 9.4%. Of the approximately $2.3 billion of investment commitments exited from October 1, 2022 through December 29, 2022, the Company recognized total net realized losses of approximately $2 million, including $10 million of net realized losses from the sale of loans to IHAM or certain vehicles managed by IHAM.

In addition, as of December 29, 2022, the Company had an investment backlog and pipeline of approximately $300 million and $0, respectively. Investment backlog includes transactions approved by the Company’s investment adviser’s investment committee and/or for which a formal mandate, letter of intent or a signed commitment have been issued, and therefore the Company believes are likely to close. Investment pipeline includes transactions where due diligence and analysis are in process, but no formal mandate, letter of intent or signed commitment have been issued. The consummation of any of the investments in this backlog and pipeline depends upon, among other things, one or more of the following: satisfactory completion of the Company’s due diligence investigation of the prospective portfolio company, the Company’s acceptance of the terms and structure of such investment and the execution and delivery of satisfactory transaction documentation. In addition, the Company may sell all or a portion of these investments and certain of these investments may result in the repayment of existing investments. The Company cannot assure you that it will make any of these investments or that it will sell all or any portion of these investments. The Company estimates that basic and diluted GAAP earnings per share will be in the range of $0.29 to $0.38 and $0.29 to $0.37, respectively, and Core EPS will be in the range of $0.61 to $0.63, in each case, for the three months ended December 31, 2022 and net asset value per share as of December 31, 2022 will be in the range of $18.35 to $18.43. These estimates are based on management’s preliminary determination and have not been approved by the Company’s board of directors.

The information disclosed under this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 7.01  Regulation FD Disclosure.

The information contained in Item 2.02 of this Current Report on Form 8-K is incorporated by reference herein

The information disclosed under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: January 12, 2023

	By:	/s/ PENNI F. ROLL
	Name:	Penni F. Roll
	Title:	Chief Financial Officer